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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Anika Therapeutics, Inc.:

We consent to incorporation by reference in the registration statement (No. 33-66831) on Form S-8 of Anika Therapeutics, Inc. of our report dated February 18, 1998, relating to the statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1997, which report appears in the December 31, 1999 annual report on Form 10-K of Anika Therapeutics, Inc.


                                       KPMG LLP

Boston, Massachusetts
March 30, 2000